Exhibit 10.1

FIRST AMENDMENT TO
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

WHEREAS, AXIS Specialty Limited, a Bermuda company, and Michael A. Butt previously entered into a Supplemental Executive Retirement Agreement dated January 1, 2004 (the “Agreement”); and

WHEREAS, amendment of the Agreement is now considered desirable;

NOW, THEREFORE, the Agreement is hereby amended, effective as of May 12, 2006, in the following particulars:

1.             By substituting “January 1, 2010” for “January 1, 2009” where the latter phrase appears in Section 1 of the Agreement.

2.             By substituting the following for the chart preceding Section 1 of Exhibit A to the Agreement:

Applicable Year	Base Pension Amount
January 1, 2004 through December 31, 2004	$250,000
January 1, 2005 through December 31, 2005	$257,500
January 1, 2006 through December 31, 2006	$265,225
January 1, 2007 through December 31, 2007	$273,182
January 1, 2008 through December 31, 2008	$281,377
January 1, 2009 through December 31, 2009	$289,819
January 1, 2010 through December 31, 2010	$398,513
January 1, 2011 through December 31, 2011	$407,468
January 1, 2012 through December 31, 2012	$416,693
January 1, 2013 through December 31, 2013	$426,193
January 1, 2014 through December 31, 2014	$435,979
January 1, 2015 through December 31, 2015	$346,058
January 1, 2016 through December 31, 2016	$356,440
January 1, 2017 through December 31, 2017	$367,133
January 1, 2018 through December 31, 2018	$378,147

The parties have executed this Amendment effective as of May 12, 2006.

AXIS Specialty Limited

By:	/s/ Frank J. Tasco
Its
/s/ Michael A. Butt
Michael A. Butt